UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2016

ATLAS ENERGY GROUP, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations

The Board of Directors of Atlas has established April 27, 2016 as the date of Atlas’s 2016 Annual Meeting of Unitholders (the “Annual Meeting”) and March 7, 2016 as the record date for determining unitholders entitled to notice of, and to vote at, the Annual Meeting. Because the Annual Meeting is Atlas’s first annual meeting, and in accordance with Atlas’s Third Amended and Restated Limited Liability Company Agreement, as amended, unitholders of Atlas who wish to have a proposal considered for inclusion in its proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or who wish to bring business before the Annual Meeting outside of Rule 14a-8 or to nominate a person for election as a director, must ensure that such proposal is received by Atlas’s Secretary at Atlas Energy Group, LLC, Park Place Corporate Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, Pennsylvania 15275 on or before the close of business on January 25, 2016, which Atlas has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the Annual Meeting. The January 25, 2016 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: January 15, 2016	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Title:	VP, Chief Legal Officer & Secretary